UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue

20th Floor

New York, NY 10111

(Address of principal executive offices) (Zip Code)

1-844-689-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 7, 2023, Anavex Life Sciences Corp., a Nevada corporation (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission to the Company’s Shelf Registration Statement on Form S-3ASR (File No. 333-259788) registering shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to its purchase agreement dated February 3, 2023 with Lincoln Park Capital Fund, LLC (the “Purchase Agreement”). Snell & Wilmer, L.L.P., special counsel to the Company, has issued a legal opinion relating to the Shares issuable under the Purchase Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION	LOCATION
5.1	Opinion of Snell & Wilmer, L.L.P.	Filed herewith
23.1	Consent of Snell & Wilmer, L.L.P.	Contained in Exhibit 5.1
104	Cover Page Interactive Data File	(embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:	/s/Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: February 7, 2023